Exhibit 99.1

xG Technology Announces Binding Letter of Agreement to Acquire Integrated Microwave Technologies, LLC in $3MM Asset Purchase

Combined Business will be Well-Positioned to Capture New Opportunities and Growth Resulting
from the Firms’ Operational and Technological Synergies

Sarasota, Florida—January 19, 2016—xG Technology, Inc. (“xG”) (Nasdaq: XGTI, XGTIW), a leader in providing critical wireless communications for use in challenging operating environments, announced today that it has entered into a binding letter of agreement to acquire the assets of Mt. Olive, NJ-based Integrated Microwave Technologies, LLC (“IMT”) from Skyview Capital, LLC (“Skyview”). The $3MM purchase price reflects a combination of cash and long-term debt. The purchase is expected to close by no later than Feb. 15, 2016.

IMT, which recorded annual revenues of $7.2MM in 2015, is a leader in high-performance video transmission technology, and has 20 years of experience in the design and manufacture of state-of-the-art wireless digital and analog video products. IMT’s primary market focus is in the following sectors: broadcast (with clients including, but not limited to, the major broadcast television networks, and NFL, MLB and NHL professional sports teams); and MAG (military, aerospace and government), with clients ranging from local and national law enforcement agencies, Department of Defense agencies and surveillance firms.

Among the operating and technological synergies expected to result from the acquisition are the following:

•	Complementary market focus; IMT has a core customer roster that includes federal, state, local government, public safety, and Department of Defense agencies. These markets have unmet broadband communications needs that can be solved by the xMax secure private mobile broadband solution.
•	IMT also has a strong presence in event management communications, which is an area of focus for xG. To that end, xG announced in September of last year the availability of the rapidly-deployable xMax Transportable Broadband system, which enables instant, uninterrupted communications during events, disasters and other quickly changing operating environments.
•	Closely-aligned product development roadmaps, with the potential for joint development of a point-to-multipoint product for video that would allow multiple cameras to share and receive information.
•	xG gains the benefit of leveraging IMT’s ISO 9001:2008 QMS approach into its own quality processes.
•	IMT has proven miniaturization technology, and is a world leader in the design of their transmitters. Their key enabling technology in this area is ultra-compact COFDM (Coded Orthogonal Frequency Division Multiplexing), which will benefit greatly from xG’s patented interference mitigation technology, which has been proven in demanding Department of Defense test environments.
•	Once the acquisition is finalized, the utilization of assets are expected to realize cost savings of up to $2MM annually, due to efficiencies realizable from shared facilities, tools, processes, and especially product manufacturing, which IMT does in-house and xG currently outsources. The operations of both companies will continue to be housed in their respective locations.
•	The acquisition of IMT’s assets is not expected to increase xG’s cash burn rate; and rather, should reduce it.

George Schmitt, CEO and Board Chairman of xG Technology, said, “The acquisition of IMT will help advance xG’s business plan while opening up significant new opportunities for sales growth in xG products. We look forward to extending the benefits of our synergies and combined expertise to our customers. We are particularly keen to leverage IMT’s strengths in onsite product hardware manufacturing and development, which will add efficiencies to xG’s own operations.”

Rick Mooers, Director and Co-founder of xG Technology, was the primary architect and negotiator involved in the acquisition agreement. He said, “This acquisition allows xG to add a complementary sales base with some critical mass while also enhancing the xMax opportunity. While xG is making great strides into public safety, military and defense markets and healthcare, the government-centric markets typically have long lead times. IMT’s existing relationships with clients in these markets will help xG mitigate the long sales cycles by enabling the cross-selling of each company’s products and services.”

John Payne IV, COO and CTO of IMT, said, “We are excited to embark on this new relationship with xG Technology. Their tradition of innovating and pushing the boundaries of advanced wireless communications make an excellent fit with our leadership in video transmission technology. We look forward to collaborating with xG on joint product and market development, and the integration and optimization of our respective technology foundations.”

John Payne will become President of the new IMT Division of xG Technology, reporting directly to xG CEO, George Schmitt. He will also be a corporate officer of xG.

About xG Technology, Inc.

Founded in 2002, xG Technology has created a broad portfolio of intellectual property that makes wireless networks more intelligent, accessible, affordable and reliable. The company is the developer of xMax, a patented all-IP cognitive radio network system that enables secure, robust mobile broadband communications for private, consumer and government networks. xMax can solve the crisis facing the wireless industry caused by data-hungry devices and applications that are straining network capacity. It eliminates the need to acquire scarce and expensive licensed spectrum, thus lowering the total cost of ownership for wireless broadband access.

The xMax system delivers always-available voice, video and data services to both fixed and mobile users, and is interoperable with existing cellular and dedicated networks without being dependent on them. xMax incorporates advanced optimizing technologies that include spectrum sharing, interference mitigation, multiple-input multiple-output (MIMO) and software defined radio (SDR). These and other technologies make xMax ideal for wide area, as well as rapid emergency communication deployment in unpredictable environments and during fluid situations. xG offers solutions for numerous industries worldwide, including emergency response and public safety, military, telemedicine, urban and rural wireless broadband, utilities, and critical infrastructure.

Based in Sarasota, Florida, xG has over 100 patents and pending patent applications. xG is a publicly traded company listed on the NASDAQ Capital Market where xG common stock is traded under the symbol XGTI and xG warrants are traded under the symbol XGTIW. For more information, please visit www.xgtechnology.com.

About Integrated Microwave Technologies, LLC

Integrated Microwave Technologies (IMT) is a leader in advanced digital microwave systems and a provider of engineering, integration, installation and commissioning services serving the Broadcast, Sports & Entertainment and MAG (Military, Aerospace & Government) markets. The company comprises the leading microwave brands Nucomm, RF Central and IMT, offering customers worldwide complete video solutions. Nucomm is a premium brand of digital broadcast microwave video systems. RF Central is an innovative brand of compact microwave video equipment for licensed and license-free sports and entertainment applications. IMT is a trusted provider of mission-critical wireless video solutions to state, local and federal police departments. More information can be found at www.imt-solutions.com.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to xG Technology, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

For More Information:

Media Relations
Daniel Carpini
xG Technology
daniel.carpini@xgtechnology.com
(941) 953-9035

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James Woodyatt
xG Technology
james.woodyatt@xgtechnology.com
(954) 572-0395

Jody Burfening/Carolyn Capaccio
LHA
ccapaccio@lhai.com
(212) 838-3777